UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 21, 2016
Date of Report (Date of earliest event reported)

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

One Bala Plaza Suite 522, 231 St. Asaph’s Road, Bala Cynwyd, PA	19004
(Address of principal executive offices)	(Zip Code)

(610) 668-4700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Royal Bancshares of Pennsylvania, Inc. (“Royal”) and its banking subsidiary, Royal Bank America (the “Bank”), have announced the retirement of William R. Hartman as a director of both Royal and the Bank, effective September 21, 2016.  Mr. Hartman will continue to provide certain consulting services to the Boards and management of Royal and the Bank through the end of 2016.  The Board has carefully planned for Mr. Hartman’s anticipated retirement, with successors in line for his various Board committee roles.  Mr. Hartman first served as an external consultant to Royal and was elected as a director in 2011.  He served as the lead independent director, chaired the search committee for the current CEO, served as chair of the compensation committee and has been a member of the audit and executive loan committees.  A resident of York, Pennsylvania and very active member of the business community and organizations for the betterment and growth of the greater York community, Mr. Hartman intends to devote his attention to those organizations and activities that help advance his home community.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Dated: September 26, 2016
	By:	/s/ Michael S. Thompson
Michael S. Thompson
Executive Vice President and Chief Financial Officer